EXHIBIT 99.1
FOR IMMEDIATE RELEASE
For additional information, contact:

Thomas R. Hislop	Jay H. Shidler
Chairman and Chief Executive Officer	Managing Partner
Arizona Land Income Corporation	The Shidler Group
602-952-6824	808-531-3000
ARIZONA LAND TO BECOME PACIFIC OFFICE PROPERTIES
AND TO ACQUIRE HONOLULU, SAN DIEGO AND PHOENIX OFFICE PORTFOLIO
PHOENIX, January 14, 2008 — Arizona Land Income Corporation (AMEX: AZL), a real estate investment trust, announced today that its shareholders have approved AZL’s acquisition of The Shidler Group’s West Coast office building portfolio, its reincorporation in Maryland under the name Pacific Office Properties Trust, Inc. (“Pacific Office Properties”) and all related matters.
Pacific Office Properties will adopt The Shidler Group’s institutional joint-venture initiatives, which focus on acquiring, owning and operating value-added and core commercial real estate in partnership with institutional co-investors.
“We appreciate the shareholders’ approval and demonstration of confidence in the impending transformation of AZL to Pacific Office Properties,” said Jay Shidler, founder of The Shidler Group and slated Chairman of the Board of Pacific Office Properties. “We believe Pacific Office Properties is the first of a new generation of REITs, which will use their highly efficient and transparent operating platforms to acquire commercial properties in partnership with institutional co-investors.”
Dallas Lucas, slated CEO of Pacific Office Properties, stated “Going forward, the Company’s co-investment strategy will provide access to private capital in addition to the public capital markets generally available to REITS and should generate venture-related preferential returns.” “We greatly look forward to the closing of the transactions and the launch of operations as Pacific Office Properties,” said Lucas.

Consummation of the transactions is subject to customary closing conditions. Closing of the transaction is anticipated to take place promptly following the satisfaction or waiver of these conditions.
About Pacific Office Properties Trust
Pacific Office Properties Trust will be a real estate investment trust, which will acquire, own, and operate office properties in the western U.S., focusing initially on the four high-growth markets of Honolulu, San Diego, Los Angeles, and Phoenix.
The Company will focus on acquiring, with institutional co-investors, value-added and core office buildings whose potential can be maximized through improvements, repositioning, and superior leasing and management. The Company will continue The Shidler Group’s highly successful institutional joint-venture operations, which focus on acquiring opportunistic and value-added commercial real estate in partnership with institutional co-investors.
About Arizona Land Income Corporation
Arizona Land Income Corporation is a real estate investment trust headquartered in Phoenix, Arizona. It is externally advised by ALI Advisors, Inc.
About The Shidler Group
The Shidler Group (www.shidler.com) is a private long-term investor in commercial real estate. Over the past 30 years, through its private and public affiliates, it has acquired, owned and managed more than 2,000 properties containing over 150 million square feet of leaseable area. Currently, The Shidler Group, through its affiliates, owns and manages commercial properties in Honolulu, Los Angeles, San Diego and Phoenix, and maintains offices in Honolulu, San Diego, Phoenix and New York. The Shidler Group has founded three publicly traded real estate investment trusts – Corporate Office Properties Trust (NYSE: OFC), First Industrial Realty Trust (NYSE: FR), and Tri Net Corporate Realty Trust (formerly, NYSE: TRI, now part of iStar Financial (NYSE: SFI)). The Shidler Group also founded Primus Guaranty, Ltd. (NYSE: PRS), a Bermuda-based holding company whose primary subsidiary, Primus Financial Products, is a AAA/Aaa rated provider of credit default protection.

Credit Suisse Securities (USA) LLC is acting as financial advisor to The Shidler Group, and Peacock, Hislop, Staley, & Given, Inc. is acting as financial advisor to AZL. Barack Ferrazzano Kirschbaum & Nagelberg LLP is serving as legal advisor to The Shidler Group, and Squire, Sanders & Dempsey L.L.P. is serving as legal advisor to AZL.
Certain Information About Forward Looking Statements
Statements contained in this release except for historical information are forward-looking statements that are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as “should,” “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue,” or the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. Specifically, there can be no assurance that the subject transactions will be consummated. Important factors that may cause a difference between projected and actual results for AZL are discussed in AZL’s filings from time to time with the SEC, including but not limited to AZL’s annual reports on Form 10-KSB, subsequent quarterly filings on Form 10-QSB, current reports on Form 8-K and recently filed Proxy Statement on Schedule 14A. AZL and The Shidler Group disclaim any obligation to revise or update any forward-looking statements that may be made from time to time by any of them or on their behalf.